Exhibit 5.1
                                                                     -----------


                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007





                                  July 23, 2002




HomeFed Corporation
1903 Wright Place
Suite 220
Carlsbad, California 92008

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

                  We have acted as counsel to HomeFed Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 2,000,000 common shares of the Company, par value $0.01 per share (the "Common Shares"), of which (i) 250,000 Common Shares have been issued as restricted stock pursuant to the Corporation's 1999 Stock Incentive Plan and (ii) 1,750,000 Common Shares have been issued or are issuable upon the exercise of options granted or to be granted pursuant to the Company's 1999 Stock Incentive Plan and the Company's 2000 Stock Incentive Plan (collectively, the "Plans").

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established,

HomeFed Corporation
June __, 2002
Page 2

we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Shares issued or to be issued pursuant to the terms of the Plans have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement.



                                                   Very truly yours,

                                                   /s/ Weil Gotshal & Manges LLP